UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2015

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)

On April 22, 2015, pursuant to Section 2.2 of the Company’s Amended and Restated By-laws (the “Bylaws”), the Board of Directors increased the number of directors on the Board of Directors by (1) to eight (8) members resulting in two (2) vacancies. Pursuant to Section 2.3 of the Bylaws, the Board of Directors appointed Jyrki Mattila, M.D., Ph.D to serve as a director in the second class of directors, with a term expiring at the Company’s Annual Meeting of Stockholders Meeting for the year 2016, and Jennifer Chao to serve to serve as a director in the third class of directors, with a term expiring at the Company’s Annual Meeting of Stockholders Meeting for the year 2017.

Dr. Mattila was appointed as a member and chair of the Compensation Committee, and as a member of the Audit and IP Committees. Ms. Chao was appointed as a member of the Nominating and Corporate Governance Committee, the Financial Modeling Committee and the Audit Committee.

In connection with Dr. Mattila’s and Ms. Chao’s appointments to the Board of Directors, the Board of Directors affirmatively determined that Dr. Mattila and Ms. Chao each qualify as “independent” under the applicable rules and requirements of NASDAQ and the rules of the Securities and Exchange Act of 1934, as amended, including Rule 10A-3. The Board of Directors has also determined that Ms. Chao is an Audit Committee Financial Expert within the meaning of the rules and regulations of the Securities and Exchange Commission.

There are no agreements or understandings between either Dr. Mattila or Ms. Chao and any other person pursuant to which either was appointed to the Board of Directors. Neither Dr. Mattila nor Ms. Chao nor any of their immediate families has been a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Dr. Mattila’s and Ms. Chao’s appointments to and service on the Board of Directors and consistent with the compensation arrangements for non-employee directors as further described under the heading Director Compensation in the Company’s 2014 Proxy Statement, Dr. Mattila and Ms. Chao will each receive an annual cash retainer for their service on the Board of Directors. In connection with Mr. Mattila’s appointment as a member and the chair of the Compensation Committee and as a member of the Audit and IP Committees, he will receive fees commensurate with such service. In connection with Ms. Chao’s appointment as a member of the Nominating and Corporate Governance, Audit, and Financial Modeling Committees, she will receive fees commensurate with such service. Ms. Chao will also receive an additional $5,000 annually for her service as the Company’s Audit Committee Financial Expert. In addition, Dr. Mattila and Ms. Chao were each granted a stock option award of 15,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2001 Incentive Plan consistent with awards previously granted to the Company’s directors. Dr. Mattila and Ms. Chao each also entered into a Non-Employee Director Change of Control Agreement with the Company consistent with the change in control arrangements provided to other non-employee directors of the Company as further described in the Company’s 2014 Proxy Statement.

On April 22, 2015, the Company issued a press release announcing Dr. Jyrki Mattila’s and Jennifer Chao’s appointments to the Board of Directors, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release, dated April 22, 2015, of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2015	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/ Thomas L. Wegman
Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 22, 2015, of the Company